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                                                                     Exhibit 4.6

                             STOCKHOLDERS' AGREEMENT

         STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of September 9, 2002, between J. Crew Group, Inc. (the "Company"), TPG Partners II, L.P. ("TPG") and Kenneth S. Pilot (the "Stockholder").

         WHEREAS, the Stockholder is an employee of the Company and J. Crew Operating Corp., a wholly-owned subsidiary of the Company (the "Subsidiary"), in such capacity is on the date hereof being, and may in the future be, granted certain options (the "Options") to purchase shares of common stock, $.01 par value per share, of the Company ("Common Stock") pursuant to the Company's 1997 Stock Option Plan (the "Option Plan") or the Employment Agreement, dated August 26, 2002, among the Stockholder, the Company and the Subsidiary (the "Employment Agreement"), and is being granted pursuant to the Employment Agreement certain Granted Shares and Restricted Shares (each as defined therein) and may be granted additional shares of Common Stock or rights to purchase Common Stock in the future in connection with his employment; and

         WHEREAS, the Stockholder and the Company desire to enter into this Agreement and to have this Agreement apply to the shares of Common Stock to be purchased or granted pursuant to the Option Plan or the Employment Agreement, and to any shares of Common Stock acquired after the date hereof by the Stockholder from whatever source, subject to any future agreement between the Company and the Stockholder to the contrary (in the aggregate, the "Shares").

         NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

         1. Investment. The Stockholder represents that the Shares are being acquired for investment and not with a view toward the distribution thereof.

         2. Issuance of Shares. The Stockholder acknowledges and agrees that the certificate for the Shares shall bear the following legends (except that the second paragraph of this legend shall not be required after the Shares have been registered and except that the first paragraph of this legend shall not be required after the termination of this Agreement):

     The shares represented by this certificate are subject to the terms and conditions of a Stockholders' Agreement dated as of September 9, 2002 and may not be sold, transferred, hypothecated, assigned or encumbered, except as may be permitted by the aforesaid Agreement. A copy of the Stockholders' Agreement may be obtained from the Secretary of the Company.

     The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under said Act.

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         Upon the termination of this Agreement, or upon registration of the
Shares under the Securities Act of 1933 (the "Securities Act"), the Stockholder shall have the right to exchange any Shares containing the above legend (i) in the case of the registration of the Shares, for Shares legended only with the first paragraph described above and (ii) in the case of the termination of this Agreement, for Shares legended only with the second paragraph described above.

         3.  Transfer of Shares; Call Rights.

         (a) The Stockholder agrees that he will not cause or permit the Shares or his interest in the Shares to be sold, transferred, hypothecated, assigned or encumbered except as expressly permitted by this Section 3; provided, however, that the Shares or any such interest may be transferred (i) on the Stockholder's death by bequest or inheritance to the Stockholder's executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) to a trust or custodianship the beneficiaries of which may include only the Stockholder, the Stockholder's spouse, or the Stockholder's lineal descendants (by blood or adoption) and (iii) in accordance with Section 4 of this Agreement, subject in any such case to the agreement by each transferee (other than the Company) in writing to be bound by the terms of this Agreement and provided in any such case that no such transfer that would cause the Company to be required to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be permitted.

         (b) The Company (or its designated assignee) shall have the right, during the ninety-day period commencing on the later of (x) the termination of the Stockholder's employment with the Company for any reason and (y) one-hundred-eighty-one (181) days following the date of the acquisition by the Stockholder of any Shares, to purchase from the Stockholder, and upon the exercise of such right the Stockholder shall sell to the Company (or its designated assignee), all or any portion of the Shares held by the Stockholder as of the date as of which such right, is exercised at a per Share price equal to the Fair Market Value (as defined in the Option Plan) of a share of Common Stock determined as of the date as of which such right is exercised. The Company (or its designated assignee) shall exercise such right by delivering to the Stockholder a written notice specifying its intent to purchase Shares held by the Stockholder, the date as of which such right is to be exercised and the number of Shares to be purchased. Such purchase and sale shall occur on such date as the Company (or its designated assignee) shall specify which date shall not be later than ninety (90) days after the fiscal quarter-end immediately following the date as of which the Company's right is exercised.

         4.  Certain Rights.

         (a) Drag Along Rights. If TPG desires to sell all or substantially all of its shares of Common Stock to a good faith independent purchaser (a "Purchaser") (other than any other investment partnership, limited liability company or other entity established for investment purposes and controlled by the principals of TPG or any of its affiliates and other than any employees of TPG or any of its affiliates, hereinafter referred to as a "Permitted Transferee") and said Purchaser desires to acquire all or substantially all of the issued and outstanding shares of Common Stock (or all or substantially all of the assets of the Company) upon such terms and conditions as agreed to with TPG, the Stockholder agrees to sell all of his Shares to said

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Purchaser (or to vote all of his Shares in favor of any merger or other transaction which would effect a sale of such shares of Common Stock or assets of the Company) at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by TPG. In such case, TPG shall give written notice of such sale to the Stockholder at least 30 days prior to the consummation of such sale, setting forth (i) the consideration to be received by the holders of shares of Common Stock, (ii) the identity of the Purchaser, (iii) any other material items and conditions of the proposed transfer and (iv) the date of the proposed transfer.

         (b) Tag Along Rights. (i) Subject to paragraph ( iv) of this Section 4(b), if TPG or its affiliates proposes to transfer any of its shares of Common Stock to a Purchaser (other than a Permitted Transferee), then TPG or such Permitted Transferee (hereinafter referred to as a "Selling Stockholder") shall give written notice of such proposed transfer to the Stockholder (the "Selling Stockholder's Notice") at least 30 days prior to the consummation of such proposed transfer, and shall provide notice to all other stockholders of the Company to whom TPG has granted similar "tag-along" rights (such stockholders together with the Stockholder, referred to herein as the "Other Stockholders") setting forth (A) the number of shares of Common Stock offered, (B) the consideration to be received by such Selling Stockholder, (C) the identity of the Purchaser, (D) any other material items and conditions of the proposed transfer and (E) the date of the proposed transfer.

         (ii) Upon delivery of the Selling Stockholder's Notice, the Stockholder may elect to sell up to the sum of (A) the Pro Rata Portion (as hereinafter defined) and (B) the Excess Pro Rata Portion (as hereinafter defined) of his Shares, at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by the Selling Stockholder, by sending written notice to the Selling Stockholder within 15 days of the date of the Selling Stockholder's Notice, indicating his election to sell up to the sum of the Pro Rata Portion plus the Excess Pro Rata Portion of his Shares in the same transaction. Following such 15 day period, the Selling Stockholder and each Other Stockholder shall be permitted to sell to the Purchaser on the terms and conditions set forth in the Selling Stockholder's Notice the sum of (X) the Pro Rata Portion and (Y) the Excess Pro Rata Portion of its Shares.

         (iii) For purposes of Section 4(b) and 4(c) hereof, "Pro Rata Portion" shall mean, with respect to shares of Common Stock held by the Stockholder or Selling Stockholder, as the case may be, a number equal to the product of (x) the total number of such shares then owned by the Stockholder or the Selling Stockholder, as the case may be, and (y) a fraction, the numerator of which shall be the total number of such shares proposed to be sold to the Purchaser as set forth in the Selling Stockholder's Notice or initially proposed to be registered by the Selling Stockholder, as the case may be, and the denominator of which shall be the total number of such shares then outstanding (including such shares proposed to be sold or registered by the Selling Stockholder); provided, however, that any fraction of a share resulting from such calculation shall be disregarded for purposes of determining the Pro Rata Portion. For purposes of Sections 4(b) and 4(c), "Excess Pro Rata Portion" shall mean, with respect to shares of Common Stock held by the Stockholder or the Selling Stockholder, as the case may be, a number equal to the product of (x) the number of Non-Elected Shares (as defined below) and (y) a fraction, the numerator of which shall be such Stockholder's Pro Rata Portion with respect to

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such shares, and the denominator of which shall be the sum of (1) the aggregate
Pro Rata Portions with respect to the shares of Common Stock of all of the Other Stockholders that have elected to exercise in full their rights to sell their Pro Rata Portion of shares of Common Stock, and (2) the Selling Stockholder's Pro Rata Portion of shares of Common Stock (the aggregate amount of such denominator is hereinafter referred to as the "Elected Shares"). For purposes of this Agreement, "Non-Elected Shares" shall mean the excess, if any, of the total number of shares of Common Stock, proposed to be sold to a Purchaser as set forth in a Selling Stockholder's Notice or initially proposed to be registered by the Selling Stockholder, as the case may be, less the amount of Elected Shares.

         (iv) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(b) shall not apply to any sale or transfer by TPG of shares of Common Stock unless and until TPG, after giving effect to the proposed sale or transfer, shall have sold or transferred in the aggregate (other than to Permitted Transferees) shares of Common Stock, representing 7.5% of shares of Common Stock owned by TPG on the date hereof.

         (c)  Piggyback Registration Rights.

         (i) Notice to Stockholder. If the Company determines that it will file a registration statement under the Securities Act, other than a registration statement on Form S-4 or Form S-8 or any successor form, for an offering which includes shares of Common Stock held by TPG or its affiliates (hereinafter in this paragraph (c) of Section 4 referred to as a "Selling Stockholder"), then the Company shall give prompt written notice to the Stockholder that such filing is expected to be made (but in no event less than 30 days nor more than 60 days in advance of filing such registration statement), the jurisdiction or jurisdictions in which such offering is expected to be made, and the underwriter or underwriters (if any) that the Company (or the person requesting such registration) intends to designate for such offering. If the Company, within 15 days after giving such notice, receives a written request for registration of any Shares from the Stockholder, then the Company shall include in the same registration statement the number of Shares to be sold by the Stockholder as shall have been specified in his request, except that the Stockholder shall not be permitted to register more than the Pro Rata Portion plus the Excess Pro Rata portion of his Shares. The Company shall bear all costs of preparing and filing the registration statement, and shall indemnify and hold harmless, to the extent customary and reasonable, pursuant to indemnification and contribution provisions to be entered into by the Company at the time of filing of the registration statement, the seller of any shares of Common Stock covered by such registration statement.

         Notwithstanding anything herein to the contrary, the Company, on prior notice to the participating Stockholder, may abandon its intention to file a registration statement under this Section 4(c) at any time prior to such filing.

         (ii) Allocation. If the managing underwriter shall inform the Company in writing that the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to TPG, then the Company shall include in such registration such number of shares of Common Stock which the Company is so advised can be sold in (or during the time of) such offering. All holders of shares of Common Stock proposing to sell shares of Common

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Stock shall share pro rata in the number of shares of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of shares of Common Stock as to which registration has been requested by such holders.

         (iii) Permitted Transfer. Notwithstanding anything to the contrary contained herein, sales of Shares pursuant to a registration statement filed by the Company may be made without compliance with any other provision of this Agreement.

         5. Termination. This Agreement shall terminate immediately following the existence of a Public Market for the Common Stock except that (i) the requirements contained in Section 2 hereof shall survive the termination of this Agreement and (ii) the provisions contained in Section 3 hereof shall continue with respect to each Share during such period of time, if any, as the Stockholder is precluded from selling such Shares pursuant to Rule 144 of the Securities Act. For this purpose, a "Public Market" for the Common Stock shall be deemed to exist if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

         6. Distributions With Respect To Shares. As used herein, the term "Shares" includes securities of any kind whatsoever distributed with respect to the Common Stock acquired by the Stockholder pursuant to the Option Plan or any such securities resulting from a stock split or consolidation involving such Common Stock.

         7. Amendment; Assignment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Except for the Stockholder's right to assign his or her rights under Section 3(a) or the Company's right to assign its rights under Section 3(b), no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         8. Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given if delivered in person or by certified mail, return receipt requested, and shall be deemed to have been given when personally delivered or three (3) days after mailing to the following address:

         If to the Company:

         J. Crew Group, Inc.
         770 Broadway, Twelfth Floor
         New York, New York 10003
         Attention:  Board of Directors and Secretary

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         with a copy to:

         Paul Shim, Esq.
         Cleary, Gottlieb, Steen & Hamilton
         One Liberty Plaza
         New York, New York 10006

         If to TPG:

         301 Commerce Street, Suite 3300
         Fort Worth, Texas  76102
         Attention: John E. Viola

         If to the Stockholder, to the address on record with the Company; or for any party, to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of NEW YORK, without reference to its principles of conflicts of law.

         11. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

         13. Severability. If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         14. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day and year first above written.

                                               ___________________________
                                               Kenneth S. Pilot

                                               J. CREW GROUP, INC.

                                               ____________________________
                                               By:
                                               Title:

                                               TPG PARTNERS II, L.P.



                                               ____________________________
                                               By:
                                               Title:

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